UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 6, 2012

AF OCEAN INVESTMENT MANAGEMENT COMPANY

(Exact name of registrant as specified in charter)

Florida

(State or other jurisdiction of incorporation)

333-146209	14-1877754
(Commission File Number)	(IRS Employer Identification No.)

501 Madison Ave., 14th Floor, New York, New York 10022

(Address of principal executive offices and zip code)

(212) 729-4951

(Registrant’s telephone number including area code)

2701 4th Street North, Units 102/103, St. Petersburg, Florida 33704

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On July 6, 2012, AF Ocean Investment Management Company (hereafter referred to as “AF Ocean”) completed the acquisition of Endeavour (Shanghai) Business Services Co., Ltd., a wholly foreign-owned enterprise (“Endeavour”) in Shanghai.  Pursuant to the terms of the Equity and Capital Contribution Transfer Agreement, which was executed on May 4, 2012, AF Ocean acquired all of the interest in Endeavour from Island Capital Management, LLC, a Florida limited liability company, in exchange for $200,000.00 plus a $100,000.00 Promissory Note convertible into 150,000 shares of the common stock of AF Ocean.  The acquisition was approved by Shanghai Government; Certificate of Approval as well as Business License were issued to AF Ocean accordingly.  AF Ocean Chairman & President Andy Fan was in Shanghai to witness and celebrate the smooth transfer.  Following the consummation of the transaction, Endeavour (Shanghai) Business Services Co., Ltd. became a wholly-owned subsidiary of AF Ocean in China.

AF Ocean anticipates that Endeavour (Shanghai) Business Services Co., Ltd. will greatly facilitate the Company’s mission of promoting business relations and exchanges between Chinese and U.S. companies, facilitating international mergers and acquisitions, and increasing co-operation between Chinese companies and Wall Street financial institutions.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

Exhibit No.	Description
2.1	Equity and Capital Contribution Amount Transfer Agreement

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AF OCEAN INVESTMENT MANAGEMENT COMPANY
Dated: July 9, 2012	By:	/s/ Andy Z. Fan
Name: Andy Z. Fan Title: President and Chief Executive Officer